PURCHASE AGREEMENT
      Champps Americana Restaurant - Columbus, OH (Easton)

This AGREEMENT, entered into effective as of the 27th of March, 2001.

l. PARTIES. Seller is AEI Net Lease Income and Growth Fund XX Limited Partnership, which owns an undivided 38.9986% in the fee title to that certain real property legally described in the attached, Exhibit "A" (the "Entire Property") Buyer Ronald Kethe and Ida Kethe, married as joint tenants ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction consists of an undivided 4.5788 percentage interest (hereinafter, simply the "Property") as Tenant in Common in the Entire
Property.

3. PURCHASE PRICE. The purchase price for this percentage interest in the Entire Property is $200,000.00 all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $5,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if closing occurs.

     (b) Buyer will pay the balance of the purchase price, $195,000.00 (the "Second Payment") at closing to the title insurance company who shall close the transaction according to the terms hereof.

5.  CLOSING  DATE.   Closing shall occur on or before  March  30,
2001.

6. DUE DILIGENCES. Buyer will have until the expiration of the fifth business day (The "Review Period") after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.

     (c) A copy of an "as built" survey of the Entire Property done concurrent with Seller's acquisition of the Property.


Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)


     (d) Lease (as further set forth in paragraph 11(a) below) of the Entire Property showing occupancy date, lease expiration date, rent, and guaranty's, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

     It is a contingency upon Seller's obligations hereunder that two (2) copies of Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and AEI Net Lease Income & Growth Fund XX Limited Partnership and dated on escrow closing date be delivered to the Seller on the closing date.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer cancels this Agreement as permitted under this Section, except for any title insurance cancellation fees and any liabilities under the first paragraph of section 6 of this agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is cancelled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have cancelled this Agreement and relinquish all rights in and to the Property or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. TITLE. Closing will be conditioned on the agreement of a title company selected by Seller to issue a commitment for an Owner's policy of title insurance, dated within 24 hours of closing, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; other items of record disclosed to Buyer during the contingency period, zoning ordinances, legal highways, and covenants, conditions, restrictions, and easements of record..

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and


Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)


this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

      Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice of satisfaction of Buyer's objections to the Buyer, the parties shall perform this Agreement according to its terms.

8. CLOSING COSTS. Seller will pay one-half of title insurance closing fees, the cost of the title commitment and any brokerage commissions payable. The Buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price. Buyer will pay all recording fees, one-half of the title insurance closing fees, and the cost of an update to the Survey in Sellers possession (if an update is required by the title insurance company or Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction. Each party will pay 1/2 of the County Auditor transfer tax of $1.00 per thousand.

9.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATION

     (a)  Because the Entire Property (of which the Property is a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate share of all operating expenses of the Entire Property incurred on and after the date of closing.

10.  SELLER'S REPRESENTATION AND AGREEMENTS.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the Lease Agreement in existence between AEI Net Lease Income & Growth Fund XX Limited Partnership and Net Lease Income & Growth Fund 84-A Limited Partnership (as "Landlord") and Americana Dining Corp. ("Tenant"), dated August 11, 1998 and amended on April 16, 1999, Seller is not aware of


Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)


any leases of the Property. The above referenced lease agreement has a right of first refusal in favor of the Tenant as set forth in Article 34 of said lease agreement, which right will apply to any attempted disposition of Property by Buyer after this transaction.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property, provided such sale shall not encumber the Property being purchased by Buyer in violation of the terms hereof or the contemplated Co-Tenancy Agreement.

11.  DISCLOSURES.

     (a) To the best of Seller's knowledge: there are now and at the closing there will be no material, physical, or mechanical defects of the Entire Property, including without limitation, the plumbing, heating, air conditioning, ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (b) To the best of Seller's knowledge: the use and operation of the Entire Property is in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the Tenant from using and operating the Entire Property after the Closing in the manner in which the Entire Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (d) To the best of Seller's knowledge: the Property is not, and as of the closing will not be, in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Entire Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no


Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)


     proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Entire Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Entire Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Entire Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (e) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

     (f) BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ENTIRE PROPERTY AND SUCH FINANCIAL INFORMATION ON THE LESSEE AND GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST, IF IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED BY SELLER WITH RESPECT TO THE PROPERTY, THE ENTIRE PROPERTY AND TO THE LESSEE AND GUARANTORS OF LEASE WAS
     OBTAINED FROM A VARIETY OF SOURCES AND SELLER NEITHER (A) HAS MADE INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, OR (B) MAKES ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" BASIS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, TENANTABILITY, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

     The provisions (d) - (f) above shall survive Closing.

12.  CLOSING.

     (a) Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above.

     (b) On or before the closing date, Buyer will deliver to the title insurance company: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close. Both parties will


Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)


     sign and deliver to the title insurance company any other documents reasonably required by the escrow holder to close.

     (c) On the closing date, the title insurance company will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the closing statement and take all other actions necessary to close.

13. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the Second Payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

14.  BUYER'S REPRESENTATIONS AND WARRANTIES.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.


Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)



15.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

16.  BUYER'S 1031 TAX FREE EXCHANGE.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel, as it deems necessary in regards to the tax implications of this transaction.


Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)


      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Citizens First Bank who will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Citizens First Bank will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Citizens First Bank, Seller will deed the property to Buyer.

17.  CANCELLATION

     If any party elects to cancel this Contract because of any breach by another party or because the transaction fails to close by the agreed date, the party electing to cancel shall deliver to the title insurance company a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the title insurance company. Within three days after receipt of such notice, the title insurance company shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

18.  MISCELLANEOUS.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this closing has not occurred by March 30, 2001, through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.



Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)




     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:


          AEI Net Lease Income & Growth Fund XX Limited Partnership 30 East Seventh Street, Suite 1300
          St. Paul, MN  55101


     If to Buyer:

          Ronald Kethe
          Ida Kethe
          35855 Thirty Mile Road
          Lenox Township, MI  48050

     When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Ohio.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.





          (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)




Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)





BUYER:    Ronald Kethe and Ida Kethe

          By: /s/ Ronald Kethe
                  Ronald Kethe

          By: /s/ Ida Kethe
                  Ida Kethe

          WITNESS:
           (Both Signers)

          /s/ Mark E Wyzgoski

              Mark E Wyzgoski
               (Print Name)





     SELLER: AEI Net Lease Income & Growth Fund XX Limited Partnership

         By: AEI Fund Management XX, Inc., its corporate general partner

         By: /s/ Robert P Johnson
                 Robert P. Johnson, President




          WITNESS:

          /s/ Heather A Garcia

              Heather A Garcia
                (Print Name)






          (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


Buyer Initial: /s/ RK /s/ IK
Purchase Agreement for Champps Americana Restaurant-Columbus, OH (Easton)




                              EXHIBIT "A"

          Situated in the State of Ohio, County of Franklin, City of Columbus, Section 2, Township 1, Range 17, United States Military Lands and being all out of a 3.499 acre residual of Parcel 2 as conveyed to MORSO Holding Co. of record in Official Record 30846G11 (all deed references refer to the records of the Recorder's Office, Franklin County, Ohio) and described as follows:

          Beginning for reference at the centerline intersection of Easton Way with Morse Crossing as dedicated in Plat Book
     86, Pages 56-58;

          thence North 2 18' 27" East, with the centerline of said Morse Crossing, a distance of 1043.69 feet to a point;

          thence North 87 41' 33" West, a distance of 55.00 feet to a point in the westerly right-of-way line of said Morse
     Crossing;

          thence  with  said  westerly  right-of-way  line,   the
     following courses:

          North 2 18' 27" East, a distance of 23.37 feet to a point of curvature;

          With a curve to the right having a central angle of 1 26' 50", a radius of 1055.00 feet, whose chord bears North 3 01' 51" East, a chord distance of 26.65 feet to an iron pin set at the true point of beginning for this description;

          thence with a new division line across said 3.499 acre residual, the following courses:

          North 87 41' 33" West, a distance of 39.98 feet to an iron pin set;
          South 2 18' 27" West, a distance of 11.51 feet to an iron pin set;
          North 87 41' 33" West, a distance of 86.86 feet to an iron pin set;
          North 42 41' 33" West, a distance of 84.15 feet to an iron pin set;
          North 87 41' 33" West, a distance of 19.50 feet to an iron pin set;
          North 2 18' 27" East, a distance of 120.00 feet to an iron pin set'

          North 87 41' 33" West, a distance of 184.50 feet to an iron pin set in an easterly line of a 50.706 acre tract as conveyed to Easton Market Limited Liability Company of record in Official Record 34933B09;

          thence North 2 18' 27" East, with an easterly line of said Easton market tract, a distance of 163.36 feet to an iron pin set at a southeasterly corner thereof;

          thence with a southerly line of said Easton Market tract, the following courses and distances:

          South 80 11' 33" East, a distance of 257.28 feet to an iron pin set at a point of curvature;

          With a curve to the right having a central angle of  27
     45' 35", a radius of 180.00 feet, whose chord bears South 66
     18' 45" East, a chord distance of 86.36 feet to an iron pin set at a point of reverse curvature;

          With  a curve to the left having a central angle of  20
     08' 31", a radius of 220.00 feet, whose chord bears South 62
     30' 13" East, a chord distance of 76.94 feet to an iron pin set at a point of tangency;

          South 72 34' 34" East, a distance of 7.17 feet to a point of curvature;

          With a curve to the right having a central angel of  88
     23' 07", a radius of 10.00 feet, whose chord bears South  28
     23' 00" East, a chord distance of 13.94 feet to a point of reverse curvature in said westerly right-of-way line;

          Thence with said westerly right-of-way line with a curve to the left having a central angle of 12 03' 18", a radius of 1055.00 feet, whose chord bears South 9 46' 55" West, a chord distance of 221.56 feet to the true point of beginning and containing 2.012 acres of land, more or less.

          Subject, however to all legal rights-of-way and/or easements, if any, of previous record.

Bearings  are based on the Ohio State Plane Coordinate System  as per NAD 83. Control for bearing was from coordinates of monuments FRANK 64 and FRANK 164 established by the Franklin County Engineering Department using Global Positioning System procedures and equipment.